Exhibit 1.1

RPX Corporation

Common Stock, par value $0.0001 per share

Underwriting Agreement

            , 2011

Goldman, Sachs & Co.,

Barclays Capital Inc.,

Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

As representatives (“Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

RPX Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of                  shares of Common Stock, par value $0.0001 per share (“Stock”) of the Company and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of                  shares and, at the election of the Underwriters, up to                      additional shares of Stock. The aggregate of                      shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of                  additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-176678) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus” ; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iii) For the purposes of this Agreement, the “Applicable Time” is     :          (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the pricing information, any Issuer Free Writing Prospectuses and any other documents listed in Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

(v) None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference material to the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which financial information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of stock options, the award of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s stock plan described in the Pricing Disclosure Package, or the repurchase of shares of capital stock pursuant to agreements providing the Company with an option to repurchase or a right of first refusal with respect to such shares) or long-term debt of the Company or any of its subsidiaries (other than regular scheduled payments pursuant to obligations disclosed in the Registration Statement) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(vi) Each of the Company and its subsidiaries has good and marketable title to all real property and good and marketable title to all personal property (other than Intellectual Property, which is addressed in Section 1(a)(xxxi) hereof) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or formed and is validly existing as a private limited company, limited liability company, or kabushiki kaisha in good standing under the laws of its jurisdiction of incorporation or formation;

(viii) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement;

(ix) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; all of the membership interests or issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than the interests the Company has granted to third parties as security for loans to or deferred payments by the Company in connection with the purchase of patents and patent applications held by such subsidiaries, as disclosed in the Pricing Disclosure Package; none of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiaries other than those described in the Pricing Disclosure Package and the Prospectus. The description of the Company’s stock option plans or arrangements, and the options or other rights granted thereunder, set forth in the Pricing Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights;

(x) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

(xi) The issue and sale of the Shares to be sold by the Company and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company, or (C) result in any violation of the organizational documents of any subsidiary of the Company or any material violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) Except as described in the Registration Statement and any Issuer Free Writing Prospectus, the Company has not sold, issued or distributed any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xiii) None of the Company or any of its subsidiaries is in violation of its Certificate of Incorporation, Bylaws or organizational documents. None of the Company or any of its subsidiaries is in default in any material respect in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its properties, as applicable, and the Company and each of its subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit, except as the lack, revocation, or modification of or noncompliance with any such license, certificate, authorization, or permit would not have a Material Adverse Effect;

(xiv) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Considerations”, under the caption “Description of Certain Indebtedness” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or any officer or director of the Company is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company, any of its subsidiaries or any officer or director of the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii) At the time of filing the Initial Registration Statement the Company was not and, as of the date hereof, is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xviii) PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries, are independent registered public accountants, as required by the Act and the rules and regulations of the Commission thereunder;

(xix) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company’s internal control over financial reporting is effective for purposes of the foregoing and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xx) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi) The Company has adopted disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective for purposes of the foregoing;

(xxii) All United States federal tax returns and state tax returns required to be filed by the Company and its subsidiaries in all jurisdictions in which the Company or its subsidiaries are incorporated or formed or are qualified to do business have been timely and duly filed, other than those filings being contested in good faith. Other than as disclosed in the Pricing Disclosure Package, there are no tax returns of the Company and its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice). All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due to such entities (and with respect to which the Company or its subsidiaries have received notice), have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

(xxiii) The Company and/or its subsidiaries maintains insurance against such losses and risks as is adequate in accordance with its reasonable business judgment to protect the Company and its subsidiaries and their businesses;

(xxiv) Except as disclosed in the Pricing Disclosure Package, the Prospectus or the Registration Statement, there are no material business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and any such business relationships or related party transactions described therein are fairly and accurately described in all material respects;

(xxv) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and each employee compensation plan, program or arrangement (whether paid in cash, Company stock, and/or other property), that is maintained, administered or contributed to by the Company or any of its affiliates, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Company and its ERISA Affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company or any of its ERISA Affiliates would have any material liability has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its ERISA Affiliates would have any material liability; and neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”;

(xxvi) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(xxvii) Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xxviii) None of the Company or its subsidiaries and no director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxix) None of the Company, its subsidiaries or, to the Company’s knowledge, any of their respective affiliates does business with any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in any country targeted by any of the economic sanctions, programs or similar sanctions-related measures of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its subsidiaries or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xxx) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxi) The Company and/or its subsidiaries together (A) own the patents and patent applications that are described as being owned by it in the Pricing Disclosure Package exclusively, free and clear of encumbrances other than (1) the licenses, rights and covenants that it has granted to members or that were granted by any predecessor-in-interest (in the case of covenants granted by any predecessor-in-interest, that the Company or a subsidiary thereof has agreed to assume), (2) the interests it has granted to members or predecessors-in-interest as security for loans made to the Company by those members or predecessors-in-interest in connection with the purchase of such patents and patent applications, and (3) the licenses, rights, covenants or obligations granted to or for the benefit of any predecessor-in-interest in connection with the purchase of such patents and patent applications, and (B) have been granted valid and subsisting written licenses, rights and covenants to or with respect to the patents and patent applications that the Pricing Disclosure Package describes as having been granted to it (including licenses retained under patents or patent applications that it has sold to third parties), which licenses, rights and covenants authorize it to grant sublicenses or other rights to members of the scope described in the Pricing Disclosure Package, subject to certain conditions and limitations (all of such owned and licensed patents and patent applications being collectively referred as the “Acquired Patent Rights”). The Company has not received notice of any claim or challenge that is contrary to the foregoing representation and warranty or any challenge by any other person to the ownership or license rights of the Company and its subsidiaries with respect to any of the Acquired Patent Rights, except such claims or challenges as would, if decided unfavorably to the Company, not have a Material Adverse Effect. Each of the Company and its subsidiaries owns or possesses or can acquire on reasonable terms all inventions, patent applications, patents, registered trademarks, tradenames, service names, registered copyrights, and other proprietary information, if any, described in the Pricing Prospectus as being owned by it or licensed by it or which is necessary for the conduct of the business, other than the Acquired Patent Rights (collectively, the “Other Intellectual Property”), and the Company has not received notice of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the Other Intellectual Property, except such claims or challenges as would, if decided unfavorably to the Company, not have a Material Adverse Effect. None of the Company or its subsidiaries has received notice of a claim of infringement, misappropriation or other violation of the intellectual property of a third party;

(xxxii) The financial statements filed with the Commission as a part of the Registration Statement and included in the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Pricing Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data”, “Selected Consolidated Financial Information” “Management’s Discussion and Analysis of Financial Condition” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement;

(xxxiii) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement, other than the fees and commissions contemplated by this Agreement; and

(xxxiv) This Agreement has been duly authorized, executed and delivered by the Company.

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) This Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders;

(ii) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(iii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the execution, delivery and performance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iv) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(v) Except as contemplated by this Agreement or as permitted under the limited exclusions described in the lock-up agreement executed by each Selling Stockholder that has substantially the effect of this paragraph, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the initial “Lock-Up Period”), such Selling Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any securities convertible into, exchangeable for, or that represent the right to receive Shares, whether now owned or hereinafter acquired, owned directly by such selling stockholder (including holding as a custodian) or with respect to which such selling stockholder has beneficial ownership within the rules and regulations of the SEC. The foregoing restriction is expressly agreed to preclude each Selling Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Selling Stockholder’s Shares during the Initial Lock-Up Period even if such Shares would be disposed of by someone other than such Selling Stockholder (such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option)

during the initial Lock-Up Period with respect to any of the such Selling Stockholder’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. Such Selling Stockholder hereby acknowledges that the Company has agreed herein to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous sentence to such Selling Stockholder (in accordance with Section 14 herein) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the Selling Stockholder; such Selling Stockholder hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this provision during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the foregoing sentence) has expired;

(vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such statements or omissions in the Preliminary Prospectus, Issuer Free Writing Prospectus, Pricing Disclosure Package, and the Registration Statement did, and such statements or omissions in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(viii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to each Selling Stockholder (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Mellon Investor Services LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling

Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix) Each of the (i) Custody Agreement signed by such Selling Stockholder and the Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder and (ii) the Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder;

(x) The sale of the shares of Common Stock by such Selling Stockholder is not prompted by any information concerning the Company which is not set forth in the Registration Statement and the Pricing Disclosure Package; and

(xi) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $            , the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided in the following paragraph, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to                 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder, as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives, the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.(a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the respective accounts of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares,      :         , New York time, on             , 2011 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares,      :         , New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the

First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Gibson, Dunn & Crutcher LLP, 555 Mission Street, San Francisco, California 94105 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery, which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Company Lock-Up Period”) and except as contemplated by this Agreement, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any securities convertible into, exchangeable for, or that represent the right to receive Shares, other than (A) the grant of options or restricted stock pursuant to any stock plans described in the Company’s Pricing Disclosure Package (it being understood that the options or restricted stock issued by the Company pursuant to any such stock plan be subject to a lock-up agreement of the same duration and terms as the lock-up set forth in Section 1(b)(v) of this Agreement) (B) upon exercise of an option or warrant, or upon the conversion or exchange of convertible or exchangeable securities, outstanding as of the date of this Agreement (it being understood that the Shares issued by the Company to the optionee shall remain subject to the lock-up agreements that otherwise govern the Shares), or (C) in connection with mergers or acquisitions, or joint ventures or strategic alliances with, another company or the securityholders of another company in an aggregate amount not to exceed 5% of the number of shares of stock issued and outstanding immediately following completion of the issuance of the Shares (provided that the recipient of any such securities agrees to be bound in writing by a lock-up agreement of the same duration and terms as the lock-up set forth in Section 1(b)(v) of this Agreement) or (ii) file with the Commission a registration statement under the Act relating to any Shares, or any securities convertible into, exchangeable for, or that represent the right to receive Shares, other than a Registration Statement on Form S-8 in connection with the issuance or resale of securities issued or to be issued pursuant to stock plans described in the Pricing Disclosure Package (it being understood that the securities issued by the Company pursuant to any such stock plan be subject to a lock-up agreement of the same duration and terms as the lock-up set forth in Section 1(b)(v) of this Agreement), without your prior written consent; provided, however, that if (1) during the last 17 days of the Company Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Company Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 1(b)(v) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders (which may be satisfied by filing with the Commission’s EDGAR system) consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) To engage and maintain, at its expense, a registrar and transfer agent for the Common Stock;

(h) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders in their capacity as such, and to furnish to the Representatives (i) as soon as they are available, copies of any current, periodic, or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional non-confidential information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that any information or documents available on the Commission’s EDGAR system shall be considered furnished for purposes of this Section 5(h);

(i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list for quotation the Shares on the Nasdaq Stock Market Inc.’s Global Market (“NASDAQ”);

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(m) Upon request of any Underwriter, made within a period of three (3) years following the date of this Agreement, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned, sublicensed, or transferred;

(n) The Company will use its reasonable best efforts to comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act; and

(o) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

6.(a) The Company and each Selling Stockholder represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, being preceded or accompanied by a Prospectus satisfying Section 10 of the Act, retention where required, and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.(a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the

Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free-Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (vi) reasonable fees and disbursements of one counsel for the Selling Stockholders, not to exceed $35,000.00; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Notwithstanding the foregoing and except as set forth in Section 12, the Underwriters will bear all expenses of hosting presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors, and the Company and the Underwriters will each bear their respective travel and lodging expenses in connection with attending such presentations or meetings, with costs of chartered aircraft borne equally between the Company and the Underwriters .

(b) Each Selling Stockholder covenants and agrees that it will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in Section 7(a), including (i) any fees and expenses of counsel for such Selling Stockholder in excess of $35,000.00 for one counsel to represent all Selling Stockholders and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct; to the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed; and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(b) Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you as agreed with such counsel;

(d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you as agreed with such counsel;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you as agreed with PricewaterhouseCoopers LLP;

(f)(i) Neither the Company nor its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference material to the business of the Company and its subsidiaries, taken together, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which financial information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, the award of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s stock plan described in the Pricing Disclosure Package, or the repurchase of shares of capital stock pursuant to agreements providing the Company with an option to repurchase or a right of first refusal with respect to such shares) or long-term debt of the Company or any of its subsidiaries (other than regular scheduled payments pursuant to obligations disclosed in the Registration Statement) or any Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities, if any, by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or act of terrorism involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder and option holder of the Company, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request; and

(m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

9.(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, or in each case any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein and provided further, that each of the Selling Stockholders shall not be liable under this Section 9(b) for any amount greater than the product of (A) the number of Shares purchased by the Underwriters from such Selling Stockholder under Section 2 hereof, times (B) the per Share proceeds, before expenses, to the Selling Stockholders as set forth on the cover page of the Prospectus.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or any Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any Issuer Free Writing Prospectus, or in each case any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no Selling Stockholder who has no indemnification obligations pursuant to Section 9(b) of this Agreement shall have any obligation to contribute under this Section 9(e), and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2194, Attention: Registration Department; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided further, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2194, Attention: Control Room; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, and Selling Stockholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company and the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company and the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company and the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

RPX Corporation

By:
Name:
Title:

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

Accepted as of the date hereof

Goldman, Sachs & Co.
Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
(Goldman, Sachs & Co.)

Barclays Capital Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name: Title:

On behalf of each of the Underwriters

SCHEDULE I

UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Allen & Company LLC
Robert W. Baird & Co. Incorporated
Cowen and Company, LLC
Lazard Capital Markets LLC

Total

SCHEDULE II

SELLING STOCKHOLDERS AND THEIR REPRESENTATIVES

	Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company.

The Selling Stockholder(s):

Total

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

(b)	Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package: